UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)

2007 Annual Meeting of Stockholders

At the 2007 annual meeting of stockholders (the “Annual Meeting”) of Microtune, Inc., a Delaware corporation (the “Company”), held on April 27, 2007, the Company’s stockholders approved a proposal to amend and restate the Company’s 2000 Director Option Plan (the “2000 Director Plan”) to increase the number of shares of common stock that may be issued under the 2000 Director Plan by 100,000 shares, from 887,500 shares to 987,500 shares, and to make certain technical revisions and improvements to the 2000 Director Plan. A summary of the material terms of the 2000 Director Plan (which does not reflect the approved amendments) can be found in the Company’s Definitive Proxy Statement, filed on April 2, 2007 (the “Proxy Statement”), and such summary is incorporated by reference herein. A copy of the Amended and Restated Microtune, Inc. 2000 Director Option Plan (which does reflect the approved amendments) has been filed as Appendix 3 to the Proxy Statement and is incorporated by reference herein.

Additionally, at the Annual Meeting, the Company’s stockholders approved a proposal to amend and restate the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”) to increase the number of shares of common stock that may be issued under the 2000 ESPP by 350,000 shares, from 1,630,000 shares to 1,980,000 shares, and to make certain technical revisions and improvements to the 2000 ESPP. A summary of the material terms of the 2000 ESPP (which does not reflect the approved amendments) can be found in the Proxy Statement and such summary is incorporated by reference herein. A copy of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan (which does reflect the approved amendments) has been filed as Appendix 4 to the Proxy Statement and is incorporated by reference herein.

Change of Control Agreements

On August 26, 2003, the Company entered into change of control agreements with certain of its officers. Since that time, the Company has entered into a change of control agreement with certain new officers when they join the Company or are promoted within the Company. As a result of the impact of the adoption of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Company evaluated the change of control agreements in place with respect to its officers and determined they should be replaced in their entirety to ensure compliance with Section 409A and to make certain other technical changes and improvements deemed appropriate by the Board of Directors. In addition, the Company made certain other changes to extend the change of control period for, and to provide certain medical insurance benefits to, the Company’s officers who are subject to the reporting obligations pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, on May 3, 2007, the Company entered into form Change of Control Agreements with James A. Fontaine, the Company’s Chief Executive Officer and President, Albert H. Taddiken, the Company’s Chief Operating Officer, Jeffrey A. Kupp, the Company’s Chief Financial Officer, Robert S. Kirk, the Company’s Vice President of Worldwide Sales, and Phillip D. Peterson, the Company’s General Counsel (the “Section 16 COC Agreements”). The Company intends to enter into a Section 16 COC Agreement with each officer who is subject to the reporting obligations pursuant to Section 16(a) of the Exchange Act. Pursuant to the Section 16 COC Agreements, if any of Messrs. Fontaine, Taddiken, Kupp, Kirk or Peterson is terminated during the period beginning two months prior to a “change of control,” as defined by the Section 16 COC Agreements, and ending six months following the change of control, such officer is entitled to a lump sum payment equal to his base annual compensation plus the maximum bonus and commission available to him under any bonus or commission program offered by the Company during the year in which the change of control occurs, or if the officer is not eligible for a bonus or commission in the year in which the change of control occurs, the maximum bonus or commission available to him under any bonus or commission program offered by the Company in the most recent prior year for which a bonus was available. In addition, all unvested equity awards held by the officer that would have vested over the twelve-month period following the officer’s termination will immediately vest. If the officer’s employment is terminated more than six months but less than twelve months following a change of control, he is entitled to a lump sum payment equal to 50% of his base annual compensation plus 50% of the maximum bonus and commission available to him under any bonus or commission program offered by the Company during the year in which the change of control occurs, or if the officer is not eligible for a bonus or commission in the year in which the change of control occurs, the maximum bonus or commission available to him under any bonus or commission program offered by the Company in the most recent prior year for which a bonus was available. In addition, all unvested equity awards held by the officer that would have vested over the six-month period following the officer’s termination will immediately vest. The Section 16 COC Agreements also provide that the Company will pay premiums for health insurance coverage under COBRA during the applicable twelve or six month period for which the severance payments are made. This summary is qualified in its entirety by reference to the text of the form of Section 16 COC Agreement, attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 27, 2007, the Company’s Board of Directors, upon the recommendation of the Compensation Committee of the Board, approved increases in the annual base salaries and new equity incentive grants for the Company’s executive officers. Pursuant to the terms of the Company’s Equity Compensation Award Policy, the grant date of these awards shall be May 10, 2007. The following table sets forth the new annual base salaries to be paid to certain of the Company’s executive officers effective as of May 1, 2007, and new grants of restricted stock units and stock options pursuant to the Company’s Amended and Restated 2000 Stock Plan:

Executive Officer	Position	Base Salary		Restricted Stock Units	Stock Options
James A. Fontaine	Chief Executive Officer and President	$330,000		80,000(1)	200,000(1)
Jeffrey A. Kupp	Chief Financial Officer	$245,000		30,000(1)	67,917(2)
Albert H. Taddiken	Chief Operating Officer	$245,000		48,000(1)	120,000(1)
Robert S. Kirk	Vice President of Worldwide Sales	$158,097		28,000(1)	70,000(1)
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	€141,324	(4)	24,000(1)	60,000(1)
Phillip D. Peterson	General Counsel	$185,267		16,000(1)	70,001(3)

(1)	This amount includes two grants of equal size, one of which will vest on May 11, 2010 and the other on May 11, 2011.
(2)	This amount includes three grants: i) 10,417 shares which will vest on May 11, 2010; ii) 37,500 shares which will vest on May 11, 2011; and iii) 20,000 shares which will begin vesting on December 31, 2007 and will vest 1/24th each month for 24 months.
(3)	This amount includes three grants: i) 20,000 shares which will vest on May 11, 2010; ii) 20,000 shares which will vest on May 11, 2011; and iii) 30,001 shares which will begin vesting on December 31, 2007 and will vest 1/24th each month for 24 months.
(4)	Mr. Koch is compensated in Euros.

The information regarding the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan and the Section 16 COC Agreements set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

2007 Annual Meeting of Stockholders

On April 27, 2007, the Company held its Annual Meeting. There were 50,239,637 shares represented in person or by valid proxies, constituting 93.8% of the 53,557,425 shares outstanding on the record date of March 15, 2007. The Company submitted five proposals to its stockholders for consideration, and four proposals were approved. The proposal to amend and restate the Amended and Restated Microtune, Inc. 2000 Stock Plan (“2000 Stock Plan”) was not approved. With regard to the proposals offered for consideration, the following votes were cast:

Proposal 1: Election of Directors

At the Annual Meeting, stockholders voted on the election of directors. Each of Microtune’s nine directors were nominated for election. As a result of the election, Messrs. Ciciora, Clardy, Craddock, Fontaine, LeVecchio, Marren, Schueppert, Tai, and White were duly elected as directors of the Company to serve until the 2008 annual meeting of stockholders. The results of the voting were as follows:

Nominee	For	% of Voting	% of Outstanding	Withheld	% of Voting Withheld	% of Outstanding Withheld
Walter S. Ciciora	40,483,263	80.58%	75.59%	9,756,374	19.42%	18.22%
James H. Clardy	44,354,073	88.29%	82.82%	5,885,564	11.71%	10.99%
Steven Craddock	45,112,718	89.80%	84.23%	5,126,919	10.20%	9.57%
James A. Fontaine	49,636,865	98.80%	92.68%	602,772	1.20%	1.13%
Anthony J. LeVecchio	46,251,304	92.06%	86.36%	3,988,333	7.94%	7.45%
Bernard T. Marren	48,887,036	97.31%	91.28%	1,352,601	2.69%	2.53%
Michael T. Schueppert	49,525,235	98.58%	92.47%	714,402	1.42%	1.33%
William P. Tai	44,996,306	89.56%	84.02%	5,243,331	10.44%	9.79%
A. Travis White	46,281,304	92.12%	86.41%	3,958,333	7.88%	7.39%

Proposal 2: Approval of the Amendment and Restatement of the 2000 Stock Plan to Increase the Number of Shares That May Be Issued Under the 2000 Stock Plan and to Make Certain Technical Revisions and Improvements to the 2000 Stock Plan

At the Annual Meeting, stockholders voted on a proposal to amend and restate the 2000 Stock Plan to increase the number of shares of common stock that may be issued under the 2000 Stock Plan from 10,554,496 shares to 12,554,496 shares and to make certain technical revisions and improvements to the 2000 Stock Plan. The stockholders voted against this proposal. The results of the voting were as follows:

	Shares	% of Voting	% of Outstanding
For	15,720,466	48.43%	29.35%
Against	16,736,886	51.56%	31.25%
Abstain	2,874	0.01%	0.01%
Broker Non-Vote	17,779,411	N/A	N/A

Proposal 3: Approval of the Amendment and Restatement of the 2000 Director Plan to Increase the Number of Shares That May Be Issued Under the 2000 Director Plan and to Make Certain Technical Revisions and Improvements to the 2000 Director Plan

At the Annual Meeting, stockholders voted on a proposal to amend and restate the 2000 Director Plan to increase the number of shares of common stock that may be issued under the 2000 Director Plan from 887,500 shares to 987,500 shares and to make certain technical revisions and improvements to the 2000 Director Plan. The results of the voting were as follows:

	Shares	% of Voting	% of Outstanding
For	27,565,816	84.92%	51.47%
Against	4,884,838	15.05%	9.12%
Abstain	9,672	0.03%	0.02%
Broker Non-Vote	17,779,311	N/A	N/A

Proposal 4: Approval of the Amendment and Restatement of the 2000 ESPP to Increase the Number of Shares That May Be Issued Under the 2000 ESPP and to Make Certain Technical Revisions and Improvements to the 2000 ESPP

At the Annual Meeting, stockholders voted on a proposal to amend and restate the 2000 ESPP to increase the number of shares of common stock that may be issued under the 2000 ESPP from 1,630,000 shares to 1,980,000 shares and to make certain technical revisions and improvements to the 2000 ESPP. The results of the voting were as follows:

	Shares	% of Voting	% of Outstanding
For	31,926,036	98.35%	59.61%
Against	531,332	1.64%	0.99%
Abstain	2,958	0.01%	0.01%
Broker Non-Vote	17,779,311	N/A	N/A

Proposal 5: Ratification of Appointment of Independent Auditors

At the Annual Meeting, stockholders voted on a proposal to ratify the appointment of Ernst & Young L.L.P. as independent auditors for the fiscal year ending December 31, 2007. The results of the voting were as follows:

	Shares	% of Voting	% of Outstanding
For	49,756,570	99.04%	92.90%
Against	443,813	0.88%	0.83%
Abstain	39,254	0.08%	0.07%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibits is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description
10.1(1)	Amended and Restated Microtune, Inc. 2000 Director Option Plan.

10.2(1)	Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan.

10.3	Form of Section 16 COC Agreement entered into with each of James A. Fontaine, Albert H. Taddiken, Jeffrey A. Kupp, Robert S. Kirk and Phillip D. Peterson.

(1)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: May 3, 2007

	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1(1)	Amended and Restated Microtune, Inc. 2000 Director Option Plan.

10.2(1)	Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan.

10.3	Form of Section 16 COC Agreement entered into with each of James A. Fontaine, Albert H. Taddiken, Jeffrey A. Kupp, Robert S. Kirk and Phillip D. Peterson.

(1)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2007.